Exhibit 10.03
Summary of Directors’ Compensation
Under Singapore law, the Company may only provide cash compensation to its non-employee directors for services rendered in their capacity as directors with the prior approval from its shareholders at a general meeting. At the 2009 Annual General Meeting, the Company’s shareholders approved the following cash compensation arrangements for the non-employee directors of the Company: (i) annual cash compensation of $75,000, payable quarterly in arrears, for services rendered as a director; (ii) additional annual cash compensation of $50,000, payable quarterly in arrears to the Chairman of the Audit Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Audit Committee and for his or her participation on the Audit Committee; (iii) additional annual cash compensation of $15,000, payable quarterly in arrears to each other non-employee director who serves on the Audit Committee for his or her participation on the Audit Committee; (iv) additional annual cash compensation of $25,000, payable quarterly in arrears to the Chairman of the Compensation Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Compensation Committee and for his or her participation on the Compensation Committee; (v) additional annual cash compensation of $10,000, payable quarterly in arrears to each other non-employee director who serves on the Compensation Committee for his or her participation on the Compensation Committee; (vi) additional annual cash compensation of $10,000, payable quarterly in arrears to the Chairman of the Nominating and Corporate Governance Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Nominating and Corporate Governance Committee and for his or her participation on the Nominating and Corporate Governance Committee; and (vii) additional annual cash compensation of $5,000, payable quarterly in arrears for participation on any standing committee (other than the Audit and Compensation Committees) of the Board of Directors.
The Company’s shareholders also approved additional annual cash compensation for the non-executive Chairman of $100,000, payable quarterly in arrears, for services rendered as the non-executive Chairman. The non-executive Chairman also receives all other compensation payable to our non-employee directors, other than cash compensation payable for service on any Board committees.
The non-employee directors, including the non-executive Chairman, also receive equity compensation as described in the Company’s proxy statement for the 2009 Annual General Meeting.
The standing committees of the Board of Directors of the Company are currently the Audit, Compensation, and Nominating and Corporate Governance Committees.